UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 26, 2005

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 26, 2005, Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into a severance agreement with William J. DeLorbe, Ph.D., the Executive Vice President, Human Resources of the Company.  Under the agreement, Dr. DeLorbe agreed to continue to serve in the position of Executive Vice President, Human Resources of the Company until October 31, 2005 or, if the Company exercises an option to extend such service, until December 31, 2005.

In the event Dr. DeLorbe’s employment with the Company terminates on October 31, 2005 or, if the Company exercises an option to extend such employment, on December 31, 2005, then Dr. DeLorbe is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target 30% incentive bonus for calendar year 2005, based on the number of full months employed during the year, and (3) continuation of group medical coverage until the earlier of one year following termination date or until Dr. DeLorbe has obtained comparable medical coverage.  In addition, notwithstanding anything to the contrary in the Company’s 2004 Stock Incentive Plan or any other stock option or incentive compensation plan of the Company, any unvested stock options or other incentive securities that were granted to Dr. DeLorbe prior to the termination date under the 2004 Stock Incentive Plan or any such other stock option or incentive compensation plan will immediately vest on the termination date, and the expiration date of the exercise period for such options or other securities and for all other options or other incentive securities held by Dr. DeLorbe on the termination date shall be the earlier of (1) one year following the date of termination or (2) the expiration of the term of the option or other security.  In the case of such a termination of employment, the Company will provide Dr. DeLorbe outplacement assistance services from an organization mutually selected by Dr. DeLorbe and the Company, up to a maximum value of $15,000.

In the event Dr. DeLorbe’s employment with the Company is terminated without “cause” (as defined in the severance agreement) or Dr. DeLorbe terminates for “good reason” (as defined in the severance agreement), then Dr. DeLorbe is entitled, in addition to all accrued, unpaid base salary and benefits, to (1) a lump sum payment of one year’s base salary, (2) within 30 days after the termination date, a pro rata portion of his target 30% incentive bonus for calendar year 2005, based on the number of full months employed during the year, (3) continuation of group medical coverage until the earlier of one year following termination date or until Dr. DeLorbe has obtained comparable medical coverage, and (4) exercise all vested options or other incentive securities pursuant to the terms of the option agreement or other agreements under which such options or other incentive securities were granted.

In the event of termination due to disability, Dr. DeLorbe will receive only those benefits provided under the Company’s Long Term Disability Plan and his stock options will be treated under the Disability section of the 2004 Stock Incentive Plan.  If Dr. DeLorbe is terminated in connection with a change in control, then he will receive (1) all unpaid compensation and benefits accrued up to termination date, (2) lump sum of one and one-half times his annual base salary in effect on the termination date, (3) lump sum of one and one half times a pro rata portion of his target 30% incentive bonus for calendar year 2005, based on the number of full months employed during the year, (4) group medical continuation coverage until the earlier of 18 months after termination date or the date Dr. DeLorbe obtains comparable medical coverage, and (5) all unvested stock options or any other unvested incentive securities vest immediately and must be exercised by the earlier of one year following termination date or the expiration of the option term.

Dr. DeLorbe must execute a release to receive payments under his severance agreement.  During his employment and for a one year period after termination, Dr. DeLorbe may not compete with the Company, solicit or divert any business or any customer from the Company, cause any person to not do business with the Company or solicit for employment a current employee or consultant of the Company.

Item 5.02.  Departure of Principal Officers

On August 26, 2005, the Company entered into a severance agreement with Dr. DeLorbe, the Executive Vice President, Human Resources of the Company.  Under the agreement, Dr. DeLorbe agreed to continue to serve in the position of Executive Vice President, Human Resources of the Company until October 31, 2005 or, if the Company exercises an option to extend such service, until December 31, 2005.

See Item 1.01 for a description of the material terms of the severance agreement between Dr. DeLorbe and the Company.

Item 8.01.  Other Events

The Company’s registration statement on Form S-3 (No. 333-127241) was declared effective by the Securities and Exchange Commission as of 4:30 p.m. on August 26, 2005.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number
	10.1	Severance Agreement, dated August 26, 2005, between Pharmacopeia Drug Discovery, Inc. and William J. DeLorbe, Ph.D.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas, Executive Vice President, General Counsel and Secretary

Date: August 26, 2005